UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 10, 2006
Life Time Fitness, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6442 City West Parkway
Eden Prairie, Minnesota		55344

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(952) 947-0000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d) Election of Director
     On March 10, 2006, the Nominating and Governance Committee of the Company’s Board of Directors elected Giles H. Bateman as a new director. Mr. Bateman, age 61, was one of four co-founders of Price Club, a membership wholesale club, in 1976 and served as Chief Financial Officer and Vice Chairman there until 1991. Mr. Bateman served as non-executive chairman of CompUSA Inc., a publicly traded retailer of computer hardware, software, accessories and related products, from 1994 until he retired in 2000. Mr. Bateman serves as a director, and the chair of the audit committee, of WD-40 Company and Tuesday Morning Corporation. He also serves as a director of four private companies. Mr. Bateman will receive the Company’s standard non-employee director compensation package, the terms of which have previously been disclosed. The Board of Directors expects to elect Mr. Bateman as a member of the Compensation Committee and the Audit Committee around the time of the Company’s 2006 Annual Meeting of Shareholders.
Item 9.01. Financial Statements and Exhibits.
     The following Exhibit is being filed herewith:

99.1	Press Release dated March 14, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.
Date: March 14, 2006	By /s/ Eric J. Buss
Eric J. Buss
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Exhibit	Manner of Filing
99.1	Press Release dated March 14, 2006.	Filed Electronically

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